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                                                                   Exhibit 23(e)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in BancWest Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


Honolulu, Hawaii
October 24, 2000